Ingersoll Rand Reports Record Third-Quarter Results
Continuing EPS of $1.39; Adjusted Continuing EPS* of $1.41

Highlights (versus Q3 2015 unless otherwise noted):

●	Company-wide operational execution delivers adjusted continuing EPS up 17 Percent

●	Strong cash conversion with year-to-date cash flow from operating activities of $1.1 billion; announced a 25 percent increase in annualized dividend in October

●	Q3 operating margins of 14.1 percent up 0.50 percentage points

●	Revenues up 2 percent; organic revenues* up 3 percent

●	Company increases guidance range for full-year 2016 EPS from continuing operations to $5.62 to $5.67 and adjusted EPS to $4.17 to $4.22

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, October 26, 2016 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $1.39 for the third quarter of 2016. The company reported net earnings of $377 million, or EPS of $1.44, for the third quarter of 2016. Excluding tax adjusted restructuring costs, adjusted continuing EPS was $1.41.

Financial Comparisons - Continuing Operations

$, millions	Q3 2016	Q3 2015	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,450	$3,373	2%	3%
Net Revenues	$3,568	$3,487	2%	3%
Operating Income	$504	$475	6%
Operating Margin	14.1%	13.6%	0.5 PPts
Adjusted Operating Margin*	14.3%	14.0%	0.3 PPts
Continuing EPS	$1.39	$1.17	19%
Adjusted Continuing EPS	$1.41	$1.21	17%
Restructuring Cost	($7.3)	($11.5)	$4.2

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“Our third-quarter results demonstrate our consistently strong operating performance with top- quartile organic growth, EPS growth and cash flow as a percentage of net income relative to our multi-industry peer group, driving long-term value for our shareholders,” said Michael W. Lamach, chairman and chief executive officer. “The business operating system that underpins our execution drives innovation, productivity, energy efficiency and sustainability while supporting world-class employee engagement, all of which builds a continuing culture of winning the right way.”

Highlights from the Third Quarter of 2016 (all comparisons against the third quarter of 2015 unless otherwise noted)

•	Enterprise revenues were up 2 percent with organic revenues up 3 percent. Organic revenue growth in North American operations up 4 percent and international operations up slightly versus prior year.

•
Operating margin was up half a percentage point while adjusted operating margin was up 30 basis points. Margin improvement was driven largely by price, volume, productivity and material deflation, partially offset by business investment, mix, foreign exchange and other inflation.

•	The effective tax rate was 18.5 percent.

•	Net earnings included $363 million, or EPS of $1.39, from continuing operations and earnings of $14 million, or EPS of $0.05, from discontinued operations.

•	Third-quarter results included restructuring charges of $(7.3) million, or $(0.02) per share.

•	Year-to-date free cash flow* of $992 million.

Third-Quarter Business Review (all comparisons against the third quarter of 2015 unless otherwise noted)
Climate Segment: delivers energy-efficient products and innovative energy services. It includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage™ and Nexia™; and Thermo King® transport temperature control solutions.

$, millions	Q3 2016	Q3 2015	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$2,731	$2,641	3%	4%
Net Revenues	$2,838	$2,758	3%	3%
Operating Income	$471.9	$428.9	10%
Operating Margin	16.6%	15.5%	1.1 PPts
Adjusted Operating Margin	16.7%	15.8%	0.9 PPts

•	Strong revenue growth - reported and organic up 3 percent.

•	Robust bookings growth - reported up 3 percent and organic up 4 percent.

•	Significant operating leverage driving operating margins up 1.1 percentage points and adjusted operating margins up almost one percentage point.

Commercial HVAC

•	Reported and organic revenue growth up mid-single digits.

•
Regionally, the increase in organic revenues was led largely by high-single digit growth in North America and low-teens growth in Latin America. Middle East showed modest growth, while Asia was down slightly. Europe experienced a low-single digit decrease due to lower demand for equipment, offsetting gains in service.

•	Bookings up mid-single digits with organic bookings up mid-single digits as well. North America HVAC up 9 percent.

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Residential HVAC

•	Strong performance in the quarter resulting in significant improvements for revenue, margins and bookings.

•	Revenue up 12 percent and operating margin up more than three percentage points.

•	Bookings up mid-single digits.

Transport Refrigeration

•
Reported and organic revenues down low-teens due to softening trailer markets in the Americas. Strong organic revenue growth for trucks, offset by declines in trailer, marine containers and auxiliary power units.

•	Operating margin increased despite the revenue decline.

•	Bookings declined slightly as gains in Europe and Asia were offset by weakness in the Americas.

Industrial Segment: delivers products and services that enhance energy efficiency, productivity and operations. The segment includes compressed air and gas systems and services, power tools, material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and rough terrain vehicles.

$, millions	Q3 2016	Q3 2015	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$718	$732	(2%)	(1%)
Net Revenues	$730	$729	0%	1%
Operating Income	$79.5	$101.1	(21%)
Operating Margin	10.9%	13.9%	(3.0) PPts
Adjusted Operating Margin	11.6%	14.4%	(2.8) PPts

•	Challenging end market conditions continue in the Industrial Segment.

•	The company is focused on improving operations, driving mix to services and new products, while maintaining focus on cost reductions.

•	Sequential adjusted operating margin improvement of 1.8 percentage points versus the second quarter trough margins.

•	Regionally, organic revenues declined by low-single digits in the Americas. This was offset by international gains in both Asia and EMEA.

•
Compression Technologies revenues were up mid-single digits. Equipment was up low-single digits, with aftermarket revenues up mid-single digits. Bookings were down low-single digits. Organic equipment bookings were down high-single digits. However, aftermarket bookings were up high-single digits mostly offsetting the decline in equipment.

•	Industrial Products revenues were down low-teens, driven by declines in both material handling and tools. Bookings were down mid-single digits, with positive growth in tools.

•	Small electric vehicle (Club Car) revenues were down low single digits, with flat bookings year-over -year.

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Balance Sheet and Cash Flow

$, millions	Q3 2016	Q3 2015	Y-O-Y Change
Cash From Operating Activities Y-T-D	$1,102	$253	$849
Free Cash Flow Y-T-D	$992	$465	$527
Working Capital/Revenue*	4.9%	5.4%	50 bps improvement
Cash Balance 30 Sept.	$1,505	$652	$853
Debt Balance 30 Sept.	$4,070	$4,550	($480)

•	In Q3, cash flow from operating activities was $683 million and $1,102 million year-to-date.

•
The company delivered strong free cash flow of $644 million in the quarter, up $234 million from prior year, primarily from increased operating income and working capital management. Year-to-date free cash flow was $992 million, up $527 million year-over-year.

•	Cash balance at September 30 improved by $853 million to $1.5 billion.

Outlook
“Our outlook reflects continued strength in Climate, particularly in the North American Commercial and Residential HVAC businesses. The dividend increase of nearly five-fold over six years, and increase in cash flow and EPS guidance for this year, underscores our ability to execute our strategy and fulfill our commitments to on-going top-quartile performance within the diversified industrial peer group,” said Lamach.

Based on the company’s outlook for continuing global trends toward energy efficiency, sustainability, the safe transport of perishables and continued weakness in industrial markets in 2016, the company provides the following guidance:

Full-Year 2016 Guidance

•	Revenues up approximately 1 percent; organic revenues up 2 percent compared with 2015.

•	Continuing EPS of $5.62 to $5.67, including EPS of $(0.07) for restructuring and $1.52 from the gain on the sale of Hussmann.

•	Adjusted EPS from continuing operations of $4.17 to $4.22, compared with prior guidance of $4.00 to $4.10.

•	Average diluted shares of approximately 262 million.

•	GAAP effective tax rate of approximately 16 percent. Adjusted effective tax rate of approximately 21 percent.

•
Cash flow from operating activities of approximately $1.5 billion. Free cash flow forecast increased to approximately $1.3 billion, from $1.0 billion to $1.1 billion, excluding the proceeds from the sale of Hussmann.

Fourth-Quarter 2016 Guidance

•
Both reported and organic revenues expected to be flat to up 1 percent compared with 2015. The increase in 4Q revenues for Climate is expected to be largely offset by a decline at Industrial due to difficult comparisons with last year.

•	Continuing EPS of $0.86 to $0.91.

•	Adjusted EPS from continuing operations of $0.88 to $0.93, excluding EPS of $(0.02) for restructuring.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our projected 2016 fourth-quarter and full-year financial performance including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, the outcome of any litigation, demand for our products

-more-

and services, and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2015, Form 10-Q for the quarter ended March 31, 2016, June 30, 2016, and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®,  Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
10/26/16

(See Accompanying Tables)

•	Table 1: Condensed Consolidated Income Statement

•	Table 2: Business Review

•	Tables 3 - 5: Reconciliation of GAAP to Non-GAAP

•	Table 6: Condensed Consolidated Balance Sheet

•	Table 7: Condensed Consolidated Statement of Cash Flow

•	Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
704-655-5324, mzelent@irco.com	704-655-4721, joseph_fimbianti@irco.com
-or-
Zac Nagle
704-655-5319, zachary.nagle@irco.com

*Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders closed/completed in the current period adjusted for the impact of currency and acquisitions.

•
Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

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•
Acquisition growth rate impacts from 2015 versus 2014 for both net revenues and orders are calculated by excluding the net revenues and orders from companies acquired in 2015. We are adjusting the 2015 to 2014 growth rate comparisons for the Engineered Centrifugal Compression business acquired in January 2015 and reported in our Industrial segment, and the Frigoblock acquisition completed in March 2015 and reported in our Climate segment, to allow for a direct comparison of operating results to prior periods.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

•
Adjusted operating income is defined as GAAP operating income plus restructuring expenses in 2016. In 2015 acquisition-related inventory step-up costs were also excluded from this measure. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

In 2016 Adjusted EPS is defined as GAAP EPS plus restructuring expenses, less the gain recognized on the sale of the Hussmann equity interest in Q2 2016, net of tax impacts. In 2015 Adjusted EPS was defined as GAAP EPS plus restructuring expenses, acquisition-related inventory step-up costs, Venezuela re-measurement of monetary assets and the IRS agreement, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Free cash flow in 2016 and 2015 is defined as net cash provided by operating activities, less capital expenditures, plus cash payments for restructuring. In 2015 this definition also excluded the cash impact of the IRS agreement which occurred in the third and fourth quarters. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working Capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprises’ current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short term debt, dividend payables and income tax payables.

•
Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of September 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended September 30 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for Q3 2016 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs, divided by earnings from continuing operations before income taxes plus restructuring expenses. Q3 2015 adjustments were comprised of restructuring costs and acquisition-related inventory step-up charges. This measure allows for a direct comparison of the effective tax rate between periods excluding adjustments.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q3 2016) less the prior period (e.g. Q3 2015), divided by the change in net revenues for the current period less the prior period.

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2016	2015	2016	2015
Net revenues	$3,567.8	$3,486.9	$10,150.1	$9,974.9
Cost of goods sold	(2,418.7)	(2,379.4)	(6,978.0)	(6,960.6)
Selling & administrative expenses	(645.4)	(632.1)	(1,945.9)	(1,915.6)
Operating income	503.7	475.4	1,226.2	1,098.7
Interest expense	(54.5)	(55.8)	(167.7)	(166.7)
Other income/(expense), net	1.7	12.2	414.7	7.8
Earnings before income taxes	450.9	431.8	1,473.2	939.8
Provision for income taxes	(83.2)	(113.8)	(217.6)	(472.1)
Earnings from continuing operations	367.7	318.0	1,255.6	467.7
Discontinued operations, net of tax	14.2	(12.0)	34.3	(23.4)
Net earnings	381.9	306.0	1,289.9	444.3
Less: Net earnings attributable to noncontrolling interests	(4.5)	(5.1)	(12.5)	(13.2)
Net earnings attributable to Ingersoll-Rand plc	$377.4	$300.9	$1,277.4	$431.1

Amounts attributable to Ingersoll-Rand plc
ordinary shareholders:
Continuing operations	$363.2	$312.9	$1,243.1	$454.5
Discontinued operations	14.2	(12.0)	34.3	(23.4)
Net earnings	$377.4	$300.9	$1,277.4	$431.1

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$1.39	$1.17	$4.76	$1.69
Discontinued operations	0.05	(0.05)	0.13	(0.09)
	$1.44	$1.12	$4.89	$1.60

Weighted-average number of common shares
outstanding:
Diluted	261.8	268.3	261.4	268.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2016	2015	2016	2015
Climate
Net revenues	$2,838.1	$2,758.2	$7,986.4	$7,732.2
Segment operating income *	471.9	428.9	1,180.2	982.2
and as a % of Net revenues	16.6%	15.5%	14.8%	12.7%

Industrial
Net revenues	729.7	728.7	2,163.7	2,242.7
Segment operating income *	79.5	101.1	210.8	266.6
and as a % of Net revenues	10.9%	13.9%	9.7%	11.9%

Unallocated corporate expense	(47.7)	(54.6)	(164.8)	(150.1)

Total
Net revenues	$3,567.8	$3,486.9	$10,150.1	$9,974.9
Consolidated operating income	$503.7	$475.4	$1,226.2	$1,098.7
and as a % of Net revenues	14.1%	13.6%	12.1%	11.0%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2016				For the nine months ended September 30, 2016
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,567.8	$—		$3,567.8	$10,150.1	$—		$10,150.1

	Operating income	503.7	7.3	(a)	511.0	1,226.2	20.8	(a)	1,247.0
	Operating margin	14.1%			14.3%	12.1%			12.3%

	Earnings from continuing operations before income taxes	450.9	7.3	(a)	458.2	1,473.2	(377.0)	(a,b)	1,096.2
	Provision for income taxes	(83.2)	(2.4)	(c)	(85.6)	(217.6)	(6.3)	(c)	(223.9)
	Tax rate	18.5%			18.7%	14.8%			20.4%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$363.2	$4.9	(d)	$368.1	$1,243.1	$(383.3)	(d)	$859.8

	Diluted earnings per common share
	Continuing operations	$1.39	$0.02		$1.41	$4.76	$(1.47)		$3.29

	Weighted-average number of common shares outstanding
	Diluted	261.8	—		261.8	261.4	—		261.4

	Detail of Adjustments:
(a)	Restructuring costs		$7.3				$20.8
(b)	Hussmann Gain		—				(397.8)
(c)	Tax impact of adjustments a and b		(2.4)				(6.3)
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$4.9				$(383.3)

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2015				For the nine months ended September 30, 2015
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,486.9	$—		$3,486.9	$9,974.9	$—		$9,974.9

	Operating income	475.4	11.8	(a,b)	487.2	1,098.7	40.9	(a,b)	1,139.6
	Operating margin	13.6%			14.0%	11.0%			11.4%

	Earnings from continuing operations before income taxes	431.8	11.8	(a,b,c)	443.6	939.8	83.5	(a,b,c)	1,023.3
	Provision for income taxes	(113.8)	(1.2)	(d,e)	(115.0)	(472.1)	211.6	(d,e)	(260.5)
	Tax rate	26.4%			25.9%	50.2%			25.5%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$312.9	$10.6	(f)	$323.5	$454.5	$295.1	(f)	$749.6

	Diluted earnings per common share
	Continuing operations	$1.17	$0.04		$1.21	$1.69	$1.10		$2.79

	Weighted-average number of common shares outstanding
	Diluted	268.3	—		268.3	268.7	—		268.7

	Detail of Adjustments:
(a)	Restructuring costs		$11.5				$16.2
(b)	Acquisition Inventory step up		0.3				24.7
(c)	Venezuela remeasurement of monetary assets		—				42.6
(d)	Tax impact of adjustments a, b, and c		(1.2)				(15.0)
(e)	IRS Agreement		—				226.6
(f)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$10.6				$295.1

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the quarter ended September 30, 2016		For the quarter ended September 30, 2015
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,838.1		$2,758.2

Segment operating income	$471.9	16.6%	$428.9	15.5%
Restructuring/Other	2.5	0.1%	8.1	0.3%
Adjusted operating income	474.4	16.7%	437.0	15.8%
Depreciation and amortization	56.9	2.0%	63.5	2.3%
Adjusted OI plus D&A	$531.3	18.7%	$500.5	18.1%

Industrial
Net revenues	$729.7		$728.7

Segment operating income	$79.5	10.9%	$101.1	13.9%
Restructuring/Other	4.8	0.7%	3.7	0.5%
Adjusted operating income	84.3	11.6%	104.8	14.4%
Depreciation and amortization	16.6	2.2%	20.6	2.8%
Adjusted OI plus D&A	$100.9	13.8%	$125.4	17.2%

Corporate
Unallocated corporate expense	$(47.7)		$(54.6)
Restructuring/Other	(0.0)		0.0
Adjusted corporate expense	(47.7)		(54.6)
Depreciation and amortization	15.2		4.4
Adjusted corporate expense plus D&A	$(32.5)		$(50.2)

Total Company
Net revenues	$3,567.8		$3,486.9

Operating income	$503.7	14.1%	$475.4	13.6%
Restructuring/Other	7.3	0.2%	11.8	0.4%
Adjusted operating income	511.0	14.3%	487.2	14.0%
Depreciation and amortization	88.7	2.5%	88.5	2.5%
Adjusted OI plus D&A	$599.7	16.8%	$575.7	16.5%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of adjusted operating income plus depreciation and amortization, adjusted corporate expense plus depreciation and amortization and related margins assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

	September 30,	December 31,
	2016	2015
ASSETS	UNAUDITED
Cash and cash equivalents	$1,504.6	$736.8
Accounts and notes receivable, net	2,360.8	2,150.6
Inventories	1,556.0	1,410.7
Other current assets	293.1	311.3
Total current assets	5,714.5	4,609.4
Property, plant and equipment, net	1,548.9	1,575.1
Goodwill	5,769.1	5,730.2
Intangible assets, net	3,835.2	3,926.1
Other noncurrent assets	852.2	876.8
Total assets	$17,719.9	$16,717.6

LIABILITIES AND EQUITY
Accounts payable	$1,392.4	$1,249.3
Accrued expenses and other current liabilities	1,950.0	1,894.9
Short-term borrowings and current maturities of long-term debt	361.0	504.2
Total current liabilities	3,703.4	3,648.4
Long-term debt	3,708.9	3,713.6
Other noncurrent liabilities	3,476.5	3,476.4
Shareholders' Equity	6,831.1	5,879.2
Total liabilities and equity	$17,719.9	$16,717.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the nine months
	ended September 30,
	2016	2015
Operating Activities
Income from continuing operations	$1,255.6	$467.7
Depreciation and amortization	264.7	269.2
Changes in assets and liabilities and other non-cash items	(512.0)	(456.7)
Net cash provided by continuing operating activities	1,008.3	280.2
Net cash provided by (used in) discontinued operating activities	94.1	(27.2)
Net cash provided by operating activities	1,102.4	253.0

Investing Activities
Capital expenditures	(127.5)	(173.3)
Acquisitions, sale of equity investment and other, net	415.9	(937.2)
Net cash provided by (used in) investing activities	288.4	(1,110.5)

Financing Activities
Short-term borrowings (repayments), net	(150.6)	339.1
Dividends paid to ordinary shareholders	(245.6)	(227.4)
Repurchase of ordinary shares	(250.1)	(233.4)
Other financing activities, net	14.7	45.6
Net cash used in financing activities	(631.6)	(76.1)

Effect of exchange rate changes on cash and cash equivalents	8.6	(120.1)
Net increase (decrease) in cash and cash equivalents	767.8	(1,053.7)
Cash and cash equivalents - beginning of period	736.8	1,705.2
Cash and cash equivalents - end of period	$1,504.6	$651.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	December 31,	September 30,
	2015	2015	2016
Net Receivables	$2,151	$2,342	$2,361
Days Sales Outstanding	59.0	61.3	60.4

Net Inventory	$1,411	$1,578	$1,556
Inventory Turns	6.6	6.0	6.2

Accounts Payable	$1,249	$1,341	$1,392
Days Payable Outstanding	48.7	51.4	52.5

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			Forecast (b)
	Nine months ended	Nine months ended	For the year ended
	September 30, 2015	September 30, 2016	December 31, 2016
Cash flow provided by operating activities (a)	$253.0	$1,102.4	$1,455.0
Capital expenditures	(173.3)	(127.5)	(180.0)
Cash payments for IRS Agreement/Restructuring	384.8	17.2	25.0
Free cash flow	$464.5	$992.1	$1,300.0

(a) Includes both continuing and discontinued operations.
(b) Amounts are approximate
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.
The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.
The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION